Exhibit 99.3

Dover Corporation
Third Quarter 2011
Conference Call
October 21, 2011
10:30 am ET

Forward Looking Statements
 We want to remind everyone that our comments
 may contain forward-looking statements that are
 inherently subject to uncertainties. We caution
 everyone to be guided in their analysis of Dover
 Corporation by referring to our Form 10-K for a list
 of factors that could cause our results to differ from
 those anticipated in any such forward-looking
 statements.
 We would also direct your attention to our internet
 site, www.dovercorporation.com, where
 considerably more information can be found.

Revenue	$ 2.2B	↑ 22%	$ 6.1B	↑ 22%
EPS (cont.)	$1.21	↑ 4%	$3.43	↑ 27%
Bookings	$2.1B	↑ 23%	$6.4B	↑ 21%
Seg. Margins	16.9%	↓ 70 bps	16.9%	↓ 10 bps
Organic Rev.		↑ 10%		↑ 14%
Acq. Growth		↑ 9%		↑ 6%
FCF (a)	$316M	↑ 128%	$523M	↑ 48%

Dover’s Q3 2011 Performance
Continuing Earnings Per Share
FY $3.71
• Results are driven by strong energy-related and
handset markets, and strong execution in Product
ID and Refrigeration Equipment
•Strong organic revenue growth at Fluid
Management and Industrial Products; up 23% and
16% respectively
•Segment operating margin of 16.9% included
significant one-time costs associated with Sound
Solutions acquisition
• Bookings trends remained solid across a majority
of businesses resulting in a seasonally normal
book-to-bill of 0.96
Q3
Q3/Q3
2010
2011
* Includes discrete tax benefits of $0.20 EPS in Q3
2010, $0.07 in Q4 2010, $0.04 in Q1 2011, $0.12 in Q2
2011 and $0.01 in Q3 2011
YTD $3.43
YTD
YTD/YTD
Adjusted continuing earnings per share
Discrete tax benefits
(a) See Form 10-Q for free cash flow reconciliation

Revenue
Q3 2011	Industrial Products	Engineered Systems	Fluid Management	Electronic Technologies	Total Dover
Organic	16%	4%	23%	2%	10%
Net Acquisitions	2%	-	15%	24%	9%
Currency	1%	4%	2%	3%	3%
Total	19%	8%	40%	29%	22%
YTD 2011	Industrial Products	Engineered Systems	Fluid Management	Electronic Technologies	Total Dover
Organic	17%	9%	20%	14%	14%
Net Acquisitions	1%	-	14%	10%	6%
Currency	1%	3%	2%	2%	2%
Total	19%	12%	36%	26%	22%

Sequential Results - Q3 11 / Q2 11
Material Handling
Fluid Solutions
Mobile Equipment
Energy
Product Identification
Engineered Products
↓ 1%
↑ 4%
Electronic Technologies
↓ 13%
↓ 3%
↑ 5%
↑ 22%
$ in millions

Industrial Products
•Revenue growth was led by
strong downstream energy
activity and solid infrastructure
markets
•Bookings growth was broad-
based, with all businesses
showing improvement

•Margin impacted by product mix
and continued softness in the
refuse vehicle market
•Book-to-bill at 0.97
•Backlog grew 38% to $606
million
$ in millions
	Q3 2011	Q3 2010	% Change
Revenue	$459	$386	+19%
Earnings	$ 64	$ 55	+18%
Margin	14.0%	14.2%	↓ 20 bps
Bookings	$447	$372	+20%
Quarterly Comments
	YTD 2011	YTD 2010	% Change
Revenue	$1,348	$1,129	+19%
Earnings	$ 187	$166	+13%
Margin	13.9%	14.7%	↓ 80 bps
Bookings	$1,481	$1,153	+28%

Engineered Systems
•Revenue growth was broad-
based with Product ID having the
largest positive impact
• Strong earnings leverage and
operating margin performance at
Engineered Products
•Improved Product ID performance
reflects positive response to new
product offerings

•Bookings up 13%, as all
businesses saw growth
•Book-to-bill is 0.92
$ in millions
Quarterly Comments
	Q3 2011	Q3 2010	% Change
Revenue	$670	$620	+ 8%
Earnings	$103	$ 91	+12%
Margin	15.3%	14.7%	↑ 60 bps
Bookings	$617	$547	+13%
	YTD 2011	YTD 2010	% Change
Revenue	$1,876	$1,682	+12%
Earnings	$ 264	$ 231	+14%
Margin	14.1%	13.7%	↑ 40 bps
Bookings	$1,890	$1,738	+9%

Fluid Management
•Revenue and earnings growth
was broad-based, especially at
our businesses serving the oil &
gas markets
•Operating margin improvement
driven by volume
•Rig counts grew and oil prices
remained fairly stable providing
strong business climate
•Bookings growth in all
businesses, especially in Energy
•Book-to-bill of 0.99
$ in millions
Quarterly Comments
	Q3 2011	Q3 2010	% Change
Revenue	$585	$416	+40%
Earnings	$144	$102	+42%
Margin	24.7%	24.5%	↑ 20 bps
Bookings	$582	$409	+42%
	YTD 2011	YTD 2010	% Change
Revenue	$1,628	$1,201	+36%
Earnings	$ 389	$ 285	+37%
Margin	23.9%	23.7%	↑ 20 bps
Bookings	$1,709	$1,215	+41%

Electronic Technologies
•Revenue growth was driven by
strong solar deliveries and strong
demand in handset markets; semi-
con markets were weak
•Operating margin was impacted
by one-time expenses connected
with Sound Solutions acquisition;
margin was 15.3% adjusting for
these charges
•Sound Solutions off to strong start
•Strong bookings at Knowles and
Sound Solutions, partially offset by
weak semi-con and solar orders

•Book-to-bill of 0.97
$ in millions
Quarterly Comments
	Q3 2011	Q3 2010	% Change
Revenue	$492	$381	+29%
Earnings	$ 60	$ 69	- 14%
Margin	12.2%	18.3%	↓ 610 bps
Bookings	$479	$402	+19%
	YTD 2011	YTD 2010	% Change
Revenue	$1,278	$1,018	+26%
Earnings	$ 197	$ 174	+13%
Margin	15.4%	17.1%	↓ 170 bps
Bookings	$1,293	$1,155	+12%

Q3 2011 Overview
Q3 2011
Net Interest Expense	$30.0 million, up $4 million from last year, due to higher outstanding long-term debt
Corporate Expense	$34.0 million, essentially flat with last year, and in-line with expectations
Effective Tax Rate (ETR)	Q3 rate was 25.6%. Rate reflects $0.01 EPS benefit on resolution of certain domestic tax matters. Adjusting for this benefit, the normalized rate would have been 26.4%

FY 2011 Guidance - Update
• Revenue:
 – Core revenue:    ≈                               13.0%
 – Acquisitions:    ≈                         7.0%
 – Total revenue:   ≈                            20.0%
• Corporate expense:   ≈ $135 million (unchanged)
• Interest expense:    ≈ $116 million  (unchanged)
• Full-Year Tax Rate:   ≈ 27%*
• Capital expenditures:   ≈ 3% of rev.

• Free cash flow for full year:  ≈ 10% - 11% of rev. (unchanged)
* Excludes Q1, Q2 and Q3 discrete tax benefits of $0.17 EPS

• 2010 EPS       $3.74
 – Less 2010 operating earnings of Paladin / Crenlo:  ($0.03)
 – Less 2010 tax benefits:             ($0.27)
• 2010 Adjusted EPS - Continuing Ops  $3.44
 – Volume, mix, price (inc. FX):      $0.60 - $0.65
 – Net benefits of productivity:     $0.26 - $0.28
 – Acquisitions:                  $0.07 - $0.08
 – Investment / Compensation:        ($0.14 - $0.17)
 – Corporate expense:    -
 – Interest:      ($0.03)
 – Tax (including discrete tax benefits(1) and lower rate):     $0.25
•  2011 EPS - Continuing Ops   $4.45 - $4.50

2011 EPS Guidance Bridge - Cont. Ops
(inc. Sound Solutions: -$0.03 to -$0.04)
(1) $0.04 in Q1 2011, $0.12 in Q2 2011and $0.01 in Q3 2011

Guidance Reconciliation
	Low	Mid	High
Prior EPS Guidance (7/21/11)	$4.50	$4.55	$4.60
Adj. for Paladin and Crenlo Sale	(0.14)*	(0.14)*	(0.14)*
Adjusted Prior EPS Guidance	$4.36	$4.41	$4.46
Performance		0.04
Q3 Tax (discrete & lower rate)		0.02
Revised EPS Guidance	$4.45	$4.47	$4.50
* Includes 2011 Paladin/Crenlo earnings of $0.03 in Q1, $0.03 in Q2, $0.04 in Q3 and previously forecasted $0.04 in Q4.